Exhibit 99.1

The Middleby Corporation Announces Execution of Rule 10b5-1 Plans

Elgin, Ill., June 14, 2005 —– The Middleby Corporation (NASDAQ:MIDD) today announced that its Board of Directors has amended its insider trading policy to permit stock-trading programs for corporate officers and others affected by the insider trading rules under Rule 10b5-1 of the Securities Exchange Act of 1934.

Rule 10b5-1 allows programs to be established that permit a corporate insider to prearrange purchases or sales of the company’s securities at a time when that individual is not aware of any material, nonpublic information. Such a program permits insiders to buy or sell shares on a regular basis over a set period of time under a written plan. These pre-planned trades can then be executed at a later date, as set forth in the plan, without regard to any subsequent nonpublic information the individual might have received or the price of the stock at the time of the sale. Such programs can also minimize the market effect of insider purchases or sales by spreading them over a more extended period than the traditional, limited “trading windows” following quarterly announcements of earnings.

Selim A. Bassoul, the company’s Chairman, Chief Executive Officer and President, and Timothy J. FitzGerald, the company’s Vice President and Chief Financial Officer, have each adopted a stock trading plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934 in order to satisfy tax obligations associated with vesting of share grants and to achieve diversification of their investments. Mr. Bassoul’s plan provides for the sale over a period of one year of up to 40,000 shares of company common stock at a price not less than $60.00 and up to 110,000 shares of the company at various prices not less than $65.00. Mr. FitzGerald’s plan provides for the sale over a period of one year of up to 4,000 shares of company common stock at a price not less than $60.00 and up to 11,000 shares at various prices not less than $65.00. The potential number of shares that could be sold under the stock trading plans represents less than 15% of the total number of shares and options to purchase Middleby common stock held by both Mr. Bassoul and Mr. FitzGerald.

The Middleby Corporation is a global leader in the foodservice equipment industry. The company develops, manufactures, markets and services a broad line of equipment used for cooking and food preparation in commercial and institutional kitchens and restaurants throughout the world. The company’s leading equipment brands include Blodgett®, Blodgett Combi®, Blodgett Range®, CTX®, MagiKitch’n®, Middleby Marshall®, NuVu®, Pitco Frialator®, Southbend®, and Toastmaster®. Middleby’s international subsidiary, Middleby Worldwide, is a leading exporter and distributor of foodservice and the Middleby Philippines Corporation is a leading supplier of specialty equipment in the Asian markets. In 2004 The Middleby Corporation was ranked #12 on Forbes 200 Best Small Companies; #11 on the FORTUNE Fastest Growing Companies list and #56 on the BusinessWeek Hot Growth Companies. For further information about The Middleby Corporation, visit www.middleby.com.

Statements in this press release or otherwise attributable to the company regarding the company’s business which are not historical fact are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company’s products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company’s SEC filings.

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Contact: Darcy Bretz, Investor and Public Relations, (847) 429-7756